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                                                                   EXHIBIT 10.4


                            EMPLOYMENT AGREEMENT


     WHEREAS, MOMED Holding Co. (herein sometimes "COMPANY") desires to obtain the services of a Vice President Claims on a full-time basis, and

     WHEREAS, Russell L. Oldham (herein "Oldham") is presently employed as Vice President Claims of MOMED Holding Co. and desires to continue in such position.

     NOW, THEREFORE, on this 1st day of August 1990, the parties agree as follows:

     1.   PURPOSE OF AGREEMENT AND STATUS OF PARTIES:

     The purpose of the Agreement is to assure the continued availability of Oldham to serve as COMPANY'S Vice President Claims, or in such other or additional positions or capacities as the COMPANY, with the mutual agreement of its Board of Directors and Oldham, may from time to time determine, and to set forth the terms under which such employment shall occur.

     2.   TITLE:

     Oldham shall have the title of Vice President, Claims.

     3.   DUTIES:

     Oldham, (as COMPANY's Vice President Claims) shall be responsible for all of the operations of the Claim Department, including budgetary and personnel matters, subject to the direction and control of the President and the Board of Directors, performing such duties as from time to time may be assigned to him. Oldham agrees that his position with COMPANY is a full-time position. He agrees to devote his full time and effort exclusively to the performance of his duties as Vice President Claims of COMPANY, or to such other assignments and duties as the President with the consent of the Board of Directors may assign him. He agrees not to undertake any other work, or accept any position, during his employment with COMPANY which would detract from his ability to perform his duties described herein or which would be inconsistent with such duties, or otherwise inappropriate in the sole and exclusive discretion of the Board of Directors or be in any way detrimental to the



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public perception of COMPANY and its Executive Officers.  The decision of
COMPANY regarding such other activities shall be final and binding.

     4.   COMPENSATION:

     Oldham is receiving as compensation for his services for the contract year August 1, 1990 to August 1, 1991, an annual base compensation of $70,000 (Seventy thousand and no/100ths Dollars) which has been and shall continue to be paid in monthly installments.

     5.   FRINGE BENEFITS:

     In addition to the amount of the annual base compensation, Oldham shall receive all general employee benefits which are presently provided or may be provided in the future to employees of COMPANY.

     6.   ANNUAL COMPENSATION REVIEW:

     On the anniversary of his date of first employment, Oldham shall receive a review of his performance as an employee for the preceding contract year. The purpose of such review shall be to determine Oldham's performance and other relevant circumstances which warrant an increase in his base compensation for the next calendar year. The determination of whether such increase shall be made and the criteria for determining the amount of such increase, if any, shall reside with the Compensation Committee with input of the President and Chief Executive Officer, subject to final approval of the Board of Directors.

     7.   CLUB MEMBERSHIP:

     COMPANY shall provide a corporate club membership in a health, recreational or luncheon club for use by Oldham and COMPANY shall pay the approved dues of such membership. Oldham shall select the particular club and such selection shall require the approval of the Board of Directors with input from the President and Chief Executive Officer.


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     8.   VACATIONS:

     Oldham shall receive fifteen (15) working days (3 weeks) per year of vacation time without reduction of compensation. After April 1, 1991, Oldham shall receive five (5) additional days as vacation and after five (5) additional consecutive years with COMPANY, Oldham shall receive five (5) additional working days vacation. If accrued vacation time is not taken by Oldham as allowed during any calendar year, such vacation time shall be forfeited.

     9.   COMPANY AUTOMOBILE:

     COMPANY desires that its Executive employees have available for their use a safe, reliable and presentable automobile . Oldham shall be provided with an automobile which is equivalent to the mid-sized 4 door passenger automobile manufactured by Oldsmobile or such other model of automobile which is substantially equivalent thereto. Such automobile shall be approved by the Chief Executive Officer of COMPANY. Such automobile may be owned or leased by COMPANY. Oldham shall be reimbursed for licenses, insurance, taxes, gas, oil and maintenance incurred for company business, by COMPANY. In lieu of such automobile, Oldham may elect to receive a monthly automobile allowance of $500.00, and pay all expenses of ownership, maintenance and operation except allowable business mileage which will be reimbursed at the current mileage schedule as documented by his expense account.

     10.  COMPANY TRAVEL:

     COMPANY anticipates that it will be necessary for Oldham to make numerous trips during the year on COMPANY business which travel will necessarily require Oldham to be absent from his home and family. COMPANY deems it appropriate to allow Oldham to be accompanied on one such business trip annually by a guest, in which event the travel expenses incurred for the guest shall be reimbursed to Oldham by COMPANY. In order to obtain such reimbursement, the trip by the accompanying guest must be approved by the Chief Executive Officer in advance.


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     11.  TERM OF AGREEMENT:

     This Agreement shall be and remain in effect for three (3) years from August 1, 1990, unless terminated sooner pursuant to other applicable provisions herein.

     12.  TERMINATION OF EMPLOYMENT:

     At any time prior to the expiration of the current term of this Agreement, the employment of Oldham may be terminated as follows:

          A.   By mutual consent of COMPANY and Oldham.

          B. Immediately upon Oldham's death, provided that in such event COMPANY shall cause the compensation to Oldham in effect at that time to continue for the period through the end of the month in which Oldham's death occurs.

          C. Upon thirty (30) days prior written notice in the event Oldham, by reason of physical or mental disability, shall be unable to perform the services required hereunder. In the event of disagreement concerning the existence of any such a disability, the matter shall be resolved by a disinterested licensed physician agreed upon by the parties. In the event the parties are unable to agree upon such a physician, the parties shall each choose a physician, who shall together choose a third, and the three physicians so chosen shall settle the matter by majority vote. The existence of such a disability shall be conclusively presumed in the event either (i) Oldham is entitled to payment of benefits under Social Security or any disability insurance program provided by COMPANY, or (ii) Oldham is unable to perform his duties for a total of sixty (60) or more calendar days (whether or not consecutive calendar days, whether as a result of one or more illnesses, ailments or causes. The Board of Directors, in its discretion, may waive the provision of this paragraph 12C. In the event of any such termination COMPANY shall cause the


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               compensation to Oldham provided for in this Agreement to be paid through the date of such termination.

          D. By either party upon thirty (30) days prior written notice to the other party for "good cause." "Good cause" with respect to COMPANY shall mean requiring Oldham to perform any unlawful act or to participate in any unlawful transaction or a continuing and material breach of the terms of this Agreement on the part of COMPANY or its employees. "Good cause" with respect to Oldham shall be deemed to exist in the event of fraud, dishonesty, willful misconduct, or continuing and material breach of the terms of this Agreement on the part of Oldham. No action to terminate this Agreement for good cause shall be taken by either party unless it has given prior notice of its intent to take such action to the other party and has allowed the other party a reasonable opportunity to present its views on the subject.

          E. In the event Missouri Medical Insurance Company or MOMED Holding Co. is acquired by purchase of all the assets or purchase of all or a controlling share of the outstanding stock of such Companies and Oldham is not retained as an employee by the purchaser, then Oldham shall receive sixty (60) days' written notice of non-retention, after which sixty (60) days he shall receive his base monthly compensation as of the date of termination for the balance of the thirty-six month term of the Agreement and continued major medical insurance coverage for 180 days at COMPANY's cost, as fair and reasonable severance compensation. In the event of such acquisition, the provisions of the Non-Competition Agreement contained in Paragraph 14 shall not be applicable or binding on Oldham.

          F. In the event that Oldham's employment is terminated without cause under Paragraph 12 and not due to the circumstances described in Paragraph 12E, then Oldham shall receive his base compensation as of the date of termination for the balance of the thirty-six month term of the

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               Agreement and continued major medical insurance coverage for
               180 days at COMPANY's cost.

     13.  ASSIGNMENTS:

          A. This Agreement and COMPANY's rights and obligations hereunder shall be freely assignable by COMPANY to, and shall inure to the benefit of, and be binding upon any third-party which shall succeed to the ownership of COMPANY or the business conducted by it. Without limiting the generality of the foregoing, the Agreement may be assigned and transferred to any entity which may acquire all or any substantial part of COMPANY's business, whether in connection with a merger or consolidation, sale of assets, dissolution or liquidation of COMPANY or in any other form of transaction.

          B. As this Agreement is a contract for services of Oldham and the skills and duties of Oldham are unique, the rights and obligations of Oldham shall not be assignable.

     14.  NON-COMPETITION AGREEMENT:

     In the event of Oldham's discharge for cause, Oldham shall not become an agent, representative, employee or participant, directly or indirectly, in the business of acting as the carrier for Professional Medical Liability Insurance for physicians or other lines of business in which COMPANY or its subsidiaries are engaged, in any state in which COMPANY does business, for the balance of any of the three (3) term of this Agreement or any extension thereof.

     15.  GOVERNING LAW:

     This Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri.


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     16.  NOTICES:

     Any notice given by either party hereunder shall be in writing and shall be personally delivered, faxed, wired, or mailed (certified or registered mail, postage prepaid), as follows:

If to MOMED Holding Co.:                Chairman, Board of
                                        Directors
                                        Momed Holding Co.
                                        10795 Watson Road
                                        St. Louis, Missouri 63127

                                        Attention: Richard V. Bradley,
                                        M.D., President and Chief
                                        Executive Officer


If to Oldham:                           Russell L. Oldham
                                        12767 Bennington Common Lane
                                        St. Louis, Missouri 63146


or to such other address as may have been furnished to the other party by written notice in the same manner set forth above.

     17.  COUNTERPARTS:

     This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Instrument.

     18.  ENTIRE AGREEMENT:

     This Agreement contains the entire Agreement of the parties in all respects. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by both parties.

     19.  NON-DISCLOSURE:

     Oldham acknowledges and agrees that (a) all records and other materials not released to the general public and (b) all


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trade secrets, confidential and proprietary information, unpublished data and information, relating to COMPANY's operations, services and business, whether reduced to writing or not, are confidential and are the sole property of COMPANY. Oldham agrees that he will not disclose any of such information to any person or entity, either during or subsequent to the effective termination date of this Agreement, nor will he use any such information, except in the regular course of his employment by COMPANY, without COMPANY's written consent. Oldham agrees that upon termination of his employment he shall surrender all such records, materials, data and information, and any copies thereof, as may be in his possession or under his control.

     IN WITNESS WHEREOF, Oldham, and COMPANY have executed this Agreement as of the day and year first above written.

Attest:
                                        /s/  Russell L. Oldham
     /s/ Tamara K. Ray                  -------------------------------------
-------------------------------              Russell L. Oldham


                                        MOMED Holding Co.
Attest:

     /s/ Tamara K. Ray                  BY:    /s/ Richard V. Bradley, M.D.
--------------------------------            ---------------------------------
                                        PRESIDENT and CHIEF EXECUTIVE OFFICER



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                     ADDENDUM TO AN EMPLOYMENT AGREEMENT
                            DATED AUGUST 1, 1990


     In consideration of the increase in annual compensation to become effective August 1, 1991, and the extension of term of employment herein, the parties agrees that the term of this agreement is extended for an additional year, whereby the three-year term will end on August 1, 1994.


                                        MOMED HOLDING CO.


                                        BY:    /s/ Richard V. Bradley, M.D.
                                            -----------------------------------
                                                President and Chief Executive
                                                Officer

                                        /s/ Russell L. Oldham
                                        ---------------------------------------
                                        Russell L. Oldham


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                  ADDENDUM NO. 2 TO AN EMPLOYMENT AGREEMENT
               BETWEEN RUSSELL L. OLDHAM AND MOMED HOLDING CO.
                            DATED AUGUST 1, 1990


     Pursuant to resolution of the Board of Directors of MOMED Holding Co. dated September 10, 1993, the parties agree that the Employment Agreement with Mr. Russell L. Oldham be extended two years to expire August 6, 1996 and that his annual salary be increased to Eighty-One Thousand Seven Hundred Ninety-Five Dollars ($81,795.00);

Dated:
      ------------------------
                                         MOMED HOLDING CO.


                                        BY:    /s/ Richard V. Bradley, M.D.
                                            -----------------------------------
                                                President and Chief Executive
                                                Officer


                                        /s/ Russell L. Oldham
                                        ---------------------------------------
                                        Russell L. Oldham


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                  ADDENDUM NO. 3 TO AN EMPLOYMENT AGREEMENT
               BETWEEN RUSSELL L. OLDHAM AND MOMED HOLDING CO.
                            DATED AUGUST 1, 1990


     Pursuant to a resolution of the Board of Directors of MOMED Holding Co. dated August 16, 1994, the parties agree that the term of this agreement is extended for an additional year to expire in August, 1997; that the compensation presently provided under the Agreement be increased three percent (3%) annually, effective August 1, 1994.

Dated:    September 10, 1994
        ----------------------

                                        MOMED HOLDING CO.


                                        BY:    /s/ Richard V. Bradley, M.D.
                                            -----------------------------------
                                                President and Chief Executive
                                                Officer


                                        /s/ Russell L. Oldham
                                        ---------------------------------------
                                        Russell L. Oldham

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                      MODIFICATION OF APRIL 1, 1994 TO
              AN EMPLOYMENT AGREEMENT BETWEEN MOMED HOLDING CO.
                            AND RUSSELL L. OLDHAM
                            DATED AUGUST 1, 1990


     WHEREAS, MOMED Holding Co. (herein "HOLDING CO.") and RUSSELL L. OLDHAM (herein "OLDHAM") entered into an EMPLOYMENT AGREEMENT effective August 1, 1990, and said Agreement was modified by addenda on or about September 10, 1991 and September 10, 1993, and

     WHEREAS, the parties desire to further amend and modify said Agreement,

     NOW, THEREFORE, in consideration of continuation of the Employment Agreement for the balance of its term, the parties agree as follows:

     1. Paragraph 9 of the Employment Agreement dated August 1, 1990 is hereby modified to read as follows:

     "9.  COMPANY AUTOMOBILE:

     COMPANY desires that its Executive employees have available for their use a safe, reliable and presentable automobile. OLDHAM shall be provided with an automobile for his use. Such automobile shall be approved by the Chief Executive Officer of COMPANY. Such automobile may be leased by COMPANY. OLDHAM shall be reimbursed for its upkeep, warranties, maintenance, oil and all other costs of operation including licenses, insurance and taxes, subject to a total monthly limit of Six Hundred Dollars ($600.00). In lieu of such automobile, OLDHAM may elect to receive a monthly automobile allowance of Six Hundred Dollars ($600.00), and pay all expenses of ownership, maintenance



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     and operation.  Gasoline for allowable business-related mileage only will be reimbursed as documented by his expense account."

     2. PRIOR AGREEMENTS: All provisions and terms of the "Agreement" and all prior amendments and modifications, not modified or deleted hereby, shall remain in full force and effect.

Dated:    April 1, 1996
      ----------------------

                                        MOMED HOLDING CO.


                                        BY:    /s/ Richard V. Bradley, M.D.
                                            -----------------------------------
                                            President and Chief Executive
                                            Officer


                                        /s/ Russell L. Oldham
                                        ---------------------------------------
                                        RUSSELL L. OLDHAM


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